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EX-99.2

                             CERTIFICATE                 FILED
                                                    IN THE OFFICE OF THE
March 21, 2000                                  SECRETARY OF STATE OF THE
                                                     STATE OF NEVADA
The Secretary of State                                 MAR 22, 2000
State of Nevada                                        No. C8731-99
                                                        Dean Heller
                                               DEAN HELLER, SECRETARY OF STATE
Dear Sir or Madam:

I, Dale F. Miller, President of Plume Creek, Inc. (the "Corporation"), acknowledge that a majority of the shareholders of the Corporation, hereby adopt the following resolution by written consent. This change is adopted without a meeting of the stockholders pursuant to Section 78.320 of the Nevada General Corporation Law and is effective upon filing of this certificate.


NOW THEREFORE BE IT

    RESOLVED, that the Corporation shall amend its Articles of Incorporation to effectuate a change of name of the company from Plume Creek, Inc. to Speedlane.com, Inc.

    The original Articles were filed in the Office of the Secretary of State on April 9, 1999.

Article 1 is amended to read as follows:

1.  Name of Corporation:  Speedlane.com, Inc.


    The foregoing amendment was adopted by written consent of a majority of the shareholders.

    Total shares issued and outstanding:    4,332,564

    Shares voting for the resolution:        3,998,830        92%

    Shares voting against the resolution:           0



IN WITNESS WHEREOF, the undersigned have duly executed this Certificate as of the 21st day of March, 2000.


____________________________             ____________________________
Dale F. Miller                           David A. Miller
President/Director                       Secretary/Director




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